Exhibit 10.9
Document A104® – 2017
Standard Abbreviated Form of Agreement Between Owner and Contractor

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(2) and (10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made.

ADDITIONS AND DELETIONS:
The author of this document may have revised the text of the original AIA standard form. An Additions and Deletions Report that notes revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added to or deleted from the original AIA text.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AGREEMENT made as of the 9 day of January in the year 2026 (In words, indicate day, month and year.)

BETWEEN the Owner: (Name, legal status, address and other information)

Enhanced US LLC 169 Madison Ave. Suite 15101 New York, New York 10016

and the Contractor: (Name, legal status, address and other information)

California Commercial Pools 2255 Auto Centre Dr Glendora, CA 91740

for the following Project: (Name, location and detailed description)

Project Name: 2026 Enhanced Games Temporary Pool(s)
Project Location: Resorts World, 3000 Las Vegas Boulevard, Las Vegas, NV
Project Description: Design and Construction of the temporary aquatic center pools for Aquatic Sport Venue for 2026 Enhanced Games to take place on or around May 24, 2026, which will include the pool structure, pool systems, surrounding deck areas and related competitive and safety equipment.

The Architect: * (Name, legal status, address and other information)

*Not Applicable. The design of the Project shall be performed by the Contractor on a delegated design basis pursuant to the previously executed delegated design agreement attached to this Agreement as Exhibit C. Unless otherwise specifically agreed by the parties, any reference to "Architect" throughout this Agreement as relates to any design obligations shall mean the design professionals retained by the Contractor. Any references to the “Architect” in a construction administration role shall mean the Owner’s Representative. The construction administration role of the Architect in Articles 10, 13, 15-16, and 18-19 will be performed on behalf the Owner by the Owner’s Representative.

The Owner and Contractor agree as follows.

ELECTRONIC COPYING of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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TABLE OF ARTICLES

1	THE WORK OF THIS CONTRACT

2	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3	CONTRACT SUM

4	PAYMENT

5	DISPUTE RESOLUTION

6	ENUMERATION OF CONTRACT DOCUMENTS

7	GENERAL PROVISIONS

8	OWNER

9	CONTRACTOR

10	ARCHITECT

11	SUBCONTRACTORS

12	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

13	CHANGES IN THE WORK

14	TIME

15	PAYMENTS AND COMPLETION

16	PROTECTION OF PERSONS AND PROPERTY

17	INSURANCE AND BONDS

18	CORRECTION OF WORK

19	MISCELLANEOUS PROVISIONS

20	TERMINATION OF THE CONTRACT

21	CLAIMS AND DISPUTES
EXHIBIT A   DETERMINATION OF THE COST OF THE WORK
ARTICLE 1   THE WORK OF THIS CONTRACT
The Contractor shall execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.
ARTICLE 2   DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§ 2.1 The date of commencement of the Work shall be:
(Check one of the following boxes.)

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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[             ]      The date of this Agreement.
[  X           ]      A date set forth in a notice to proceed issued by the Owner.
[             ]      Established as follows:
(Insert a date or a means to determine the date of commencement of the Work.)

If a date of commencement of the Work is not selected, then the date of commencement shall be the date of this Agreement.
§ 2.2 The Contract Time shall be measured from the date of commencement.
§ 2.3 Substantial Completion
§ 2.3.1 Subject to adjustments of the Contract Time as provided in the Contract Documents, the Contractor shall achieve Substantial Completion of the entire Work:
(Check the appropriate box and complete the necessary information.)
[     X     ]      Not later than [***] ([***]) calendar days from the date of commencement of the Work.
[             ]      By the following date:
Subject to adjustments of the Contract Time as provided in the Contract Documents, Contractor shall use best efforts to achieve Final Completion of the Work within [***] ([***]) days after Substantial Completion.
§ 2.3.2 Subject to adjustments of the Contract Time as provided in the Contract Documents, if portions of the Work are to be completed prior to Substantial Completion of the entire Work, the Contractor shall achieve Substantial Completion of such portions by the following dates:

Portion of Work	Substantial Completion Date

§ 2.3.3 If the Contractor fails to achieve Substantial Completion as provided in this Section 2.3, liquidated damages, if any, shall be assessed as set forth in Section 3.5.
ARTICLE 3   CONTRACT SUM
§ 3.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum shall be one of the following:
(Check the appropriate box.)
[     X        ]      Stipulated Sum, in accordance with Section 3.2 below
[             ]      Cost of the Work plus the Contractor’s Fee, in accordance with Section 3.3 below
[             ]      Cost of the Work plus the Contractor’s Fee with a Guaranteed Maximum Price, in accordance with Section 3.4 below
(Based on the selection above, complete Section 3.2, 3.3 or 3.4 below.)
§ 3.2 The Stipulated Sum shall be [***] ($[***]), subject to additions and deductions as provided in the Contract Documents.
§ 3.2.1 The Stipulated Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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(State the numbers or other identification of accepted alternates. If the bidding or proposal documents permit the Owner to accept other alternates subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires.)

§ 3.2.2 Unit prices, if any:
(Identify the item and state the unit price and the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price per Unit ($0.00)

§ 3.2.3 Allowances, if any, included in the stipulated sum:
(Identify each allowance.)

Item	Price

§ 3.3 Cost of the Work Plus Contractor’s Fee – Not Applicable
§ 3.4 Cost of the Work Plus Contractor’s Fee With a Guaranteed Maximum Price – Not Applicable
§ 3.5 Liquidated damages, if any:
(Insert terms and conditions for liquidated damages, if any.)
Substantial Completion Delay: Delay Liquidated Damages. The Parties agree that it would be extremely difficult and impracticable under the presently known and anticipated facts and circumstances to ascertain and fix the actual damages that Owner would incur should Contractor fail to achieve Substantial Completion of the Work by the Substantial Completion Date. Accordingly, the Parties hereby agree that if Contractor fails to achieve Substantial Completion of the Work or the relevant portion of the Work by the applicable Substantial Completion Dates, then Contractor shall pay to Owner as liquidated damages as the sole and exclusive remedy, and not as a penalty, the following amounts for each day by which Substantial Completion is delayed beyond the applicable Substantial Completion Date for each of the listed milestones below (collectively “Delay Liquidated Damages”):

Project Delay Period	Applicable Liquidated Damages
Days [***] after Substantial Completion Date (“Grace Period”)	[***] ($[***]) per calendar day (Grace Period)
Days [***] after Substantial Completion Date	[***] ($[***]) per calendar day
More than [***] Days after Substantial Completion Date	[***] ($[***]) per calendar day
Contractor acknowledges and agrees that the foregoing liquidated damages amounts constitute a reasonable estimate of the damage that would be incurred by the Owner in the event the Work is not completed within the time required by this Agreement and Contractor waives any rights it may have to contest the amount of the liquidated damages on the grounds that they are unreasonable or constitute a penalty.
ARTICLE 4   PAYMENT
§ 4.1 Progress Payments
§ 4.1.1 Based upon Applications for Payment submitted to the Owner’s Representative by the Contractor and Certificates for Payment issued by the Owner’s Representative, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 4.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:
 N/A
§ 4.1.3 Provided that an Application for Payment is received by the Owner’s Representative not later than the [***] day of a month, the Owner shall make payment of the certified amount to the Contractor not later than the [***] day of the following month. If an Application for Payment is received by the Owner’s Representative after the date fixed above, payment shall be made by the Owner not later than [***] ([***]) days after the Owner’s Representative receives the Application for Payment.
(Federal, state or local laws may require payment within a certain period of time.)
§ 4.1.3.1 In addition to the documents required under Section 4.1.3, each Application for Payment by the Contractor shall be accompanied by (i) a lien waiver and release upon progress payment from each retained Subcontractor, the payment for which is included within the applicable Application for Payment; and (ii) a lien waiver and receipt of progress payment from the Contractor, in a format reasonably acceptable to the Owner. Conditional lien waivers may be initially submitted but shall be followed by unconditional lien waivers once payment is received.
§ 4.1.3.2 Each Application for Payment shall be based on approved Deposit/Payment Schedule detailed below, provided that Owner’s payment obligations at each milestone are conditioned on demonstrable evidence of Contractor’s Work (including off-site Work) continuing through installation and completion.
[***]
§ 4.1.3.3 If requested by Owner, with each Application for Payment, the Contractor will provide each Subcontractor’s application for payment to the Contractor along with the Contractor’s Application for Payment to the Owner.
§ 4.1.4 For each progress payment made prior to Substantial Completion of the Work, the Owner may withhold retainage from the payment otherwise due as follows:
(Insert a percentage or amount to be withheld as retainage from each Application for Payment and any terms for reduction of retainage during the course of the Work. The amount of retainage may be limited by governing law.)
[***]
§ 4.1.5 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)
[***] % [***]
§ 4.2 Final Payment
§ 4.2.1 The June 10, 2026 payment denoted in Section 4.1.3.2 above shall be the “Final Payment.” Final Payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when
.1the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Section 18.2, and to satisfy other requirements, if any, which extend beyond final payment;
.2the Contractor has submitted a final Application for Payment, supporting documentation as required by the Contract Documents, and the Contractor has submitted a final accounting for the Cost of the Work, where payment is on the basis of the Cost of the Work with or without a Guaranteed Maximum Price;
.3final approval of all Work has been issued by all applicable governmental entities with respect to the Work;
.4Contractor has submitted to Owner all required documentation, including final lien waivers on behalf of Contractor and all Subcontractors and suppliers providing labor, equipment, goods or services on the Project, and any other close-out documents required under the Contract Documents; and
.5a final Certificate for Payment has been issued by the Owner’s Representative in accordance with Section 15.7.1.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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ARTICLE 5   DISPUTE RESOLUTION
§ 5.1 Binding Dispute Resolution
For any claim subject to, but not resolved by, mediation pursuant to Section 21.5, the method of binding dispute resolution shall be as follows:
(Check the appropriate box.)
[     X     ]      Arbitration pursuant to Section 21.6 of this Agreement
[             ]      Litigation in a court of competent jurisdiction
[             ]      Other (Specify)

If the Owner and Contractor do not select a method of binding dispute resolution, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, claims will be resolved in a court of competent jurisdiction.
ARTICLE 6   ENUMERATION OF CONTRACT DOCUMENTS
§ 6.1 The Contract Documents are defined in Article 7 and, except for Modifications issued after execution of this Agreement, are enumerated in the sections below.
§ 6.1.1 The Agreement is this executed AIA Document A104™–2017, Standard Abbreviated Form of Agreement Between Owner and Contractor, as modified.
§ 6.1.2 Building information modeling exhibit, dated as indicated below:
(Insert the date of the building information modeling exhibit incorporated into this Agreement.)
N/A
§ 6.1.3 The Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages
N/A
§ 6.1.4 The Specifications:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section	Title	Date	Pages
N/A
§ 6.1.5 The Drawings:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)
  N/A

Number	Title	Date

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 6.1.6 The Addenda, if any:

Number	Date	Pages
N/A
Portions of Addenda relating to bidding or proposal requirements are not part of the Contract Documents unless the bidding or proposal requirements are enumerated in this Article 6.
§ 6.1.7 Additional documents, if any, forming part of the Contract Documents:
.1      Other Exhibits:
(Check all boxes that apply.)
[  N/A           ]      Exhibit A, Determination of the Cost of the Work – Not Used with Lump Sum Contracts.
[  N/A           ]      AIA Document E204™–2017, Sustainable Projects Exhibit, dated as indicated below:
(Insert the date of the E204-2017 incorporated into this Agreement.)

[  N/A           ]      The Sustainability Plan:

Title	Date	Pages

[   N/A          ]      Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages

.2      Other documents, if any, listed below:
(List here any additional documents that are intended to form part of the Contract Documents.)
Exhibit A ‘Scope of work’
Exhibit B ‘Schedule of Values’
Exhibit C ‘AIA Document C404-2021 Standard Form of Agreement between Contactor and Consultant for Delegated Design Services, dated August 25, 2025
Exhibit D Contractor’s Construction Schedule
ARTICLE 7   GENERAL PROVISIONS
§ 7.1 The Contract Documents
The Contract Documents are enumerated in Article 6 and consist of this Agreement (including, if applicable, Supplementary and other Conditions of the Contract), Drawings, Specifications, Addenda issued prior to the execution of this Agreement, other documents listed in this Agreement, and Modifications issued after execution of this Agreement. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive, or (4) a written order for a minor change in the Work issued by the Owner’s Representative. The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 7.1.1 Order of Precedence. In the event of conflicts or discrepancies among the Contract Documents, interpretations shall be interpreted on the basis of the following priorities:
.1     Modifications (as defined in Section 7.1);
.2     The Agreement;
.3    Addenda, with those of later date having precedence over those of earlier date;
.4    Division 1 of the Specifications, if any;
.5    Drawings and Divisions 2 through 49 of the Specifications, if any; and
.6    Other documents specifically enumerated in the Agreement as part of the Contract Documents.
In the event of an inconsistency between the Contractor’s Proposal attached as an exhibit to this Agreement and the terms of this Agreement, the parties shall seek to reconcile any such inconsistencies in mutually agreed upon written Assumptions and Clarifications, but in the event of remaining inconsistencies not specifically addressed therein, the terms of the Proposal shall prevail as to commercial and scope terms, but the legal terms of this Agreement shall prevail over any inconsistent or additional terms included in Contractor’s Proposal.
§ 7.2 The Contract
The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations, or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind between any persons or entities other than the Owner and the Contractor.
§ 7.3 The Work
The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment, and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.
§ 7.4 Instruments of Service
Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect’s consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.
§ 7.5 Ownership and use of Drawings, Specifications and Other Instruments of Service
§ 7.5.1 Unless the rights to the Instruments of Service have been transferred to the Owner by agreement, the Architect and the Architect’s consultants retained by the Contractor shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and will retain all common law, statutory and other reserved rights in their Instruments of Service, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants’ reserved rights.
§ 7.5.2 The Contractor, Subcontractors, Sub-subcontractors and suppliers are authorized to use and reproduce the Instruments of Service provided to them, subject to the protocols established pursuant to Sections 7.6 and 7.7, solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and suppliers may not use the Instruments of Service on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect’s consultants.
§ 7.6 Digital Data Use and Transmission
If the parties intend to transmit Instruments of Service or any other information or documentation in digital form, then the parties shall confer and determine whether written protocols governing the transmission and use of Instruments of Service or any other information or documentation in digital form will be required on the Project.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 7.7 Building Information Models Use and Reliance – Intentionally Deleted
§ 7.8 Severability
The invalidity of any provision of the Contract Documents shall not invalidate the Contract or its remaining provisions. If it is determined that any provision of the Contract Documents violates any law, or is otherwise invalid or unenforceable, then that provision shall be revised to the extent necessary to make that provision legal and enforceable. In such case the Contract Documents shall be construed, to the fullest extent permitted by law, to give effect to the parties' intentions and purposes in executing the Contract.
§ 7.9 Notice
§ 7.9.1 Except as otherwise provided in Section 7.9.2, where the Contract Documents require one party to notify or give notice to the other party, such notice shall be provided in writing to the designated representative of the party to whom the notice is addressed and shall be deemed to have been duly served if delivered in person, by mail in a format requiring providing proof of or acknowledgement delivery.
(If other than in accordance with a building information modeling exhibit, insert requirements for delivering Notice in electronic format such as name, title and email address of the recipient and whether and how the system will be required to generate a read receipt for the transmission.)
  N/A
§ 7.9.2 Notice of Claims shall be provided in writing and shall be deemed to have been duly served only if delivered to the designated representative of the party to whom the notice is addressed by certified or registered mail, or by courier providing proof of delivery.
§ 7.10 Relationship of the Parties
Where the Contract is based on the Cost of the Work plus the Contractor’s Fee, with or without a Guaranteed Maximum Price, the Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Owner’s Representative and exercise the Contractor’s skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.
ARTICLE 8   OWNER
§ 8.1 Information and Services Required of the Owner
§ 8.1.1 Prior to commencement of the Work, at the written request by the Contractor, the Owner shall furnish to the Contractor reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract. The Contractor shall have no obligation to commence the Work until the Owner provides such evidence. If commencement of the Work is delayed under this Section 8.1.1, the Contract Time shall be extended appropriately.
§ 8.1.2 Subject to the Contractor’s request, the Owner shall furnish all necessary surveys and a legal description of the site which are in the Owner’s possession or are reasonably available to the Owner and which are relevant to Contractor’s Work.
§ 8.1.3 The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall verify visually observable site conditions against any such information supplied by Owner and shall exercise proper precautions relating to the safe performance of the Work.
§ 8.1.4 Except for those permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 9.6.1, the Owner shall secure and pay for other necessary approvals, easements, assessments, and charges required for the construction, use, or occupancy of permanent structures or for permanent changes in existing facilities.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 8.2 Owner’s Right to Stop the Work
If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents, or repeatedly fails to carry out the Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order is eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.
§ 8.3 Owner’s Right to Carry Out the Work
If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents, and fails within a [***]-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to any other remedies the Owner may have, correct such default or neglect. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Owner’s Representative and the Owner’s Representative may, pursuant to Section 15.4.3, withhold or nullify a Certificate for Payment in whole or in part, to the extent reasonably necessary to reimburse the Owner for the reasonable cost of correcting such deficiencies, including the Owner’s expenses made necessary by such default, neglect, or failure. If the Contractor disagrees with the actions of the Owner or the Owner’s Representative, or the amounts claimed as costs to the Owner, the Contractor may file a Claim pursuant to Article 21.
§ 8.3.1 Should there be filed by or against the Contractor a petition in bankruptcy or for an arrangement or reorganization, or should the Contractor become insolvent or be adjudicated bankrupt or go into liquidation or dissolution, either voluntarily or involuntarily or under a court order, or make a general assignment for the benefit of creditors, or otherwise acknowledge insolvency, the Owner shall have the right, without prejudice to any other rights or remedies provided by the Agreement, after [***] ([***]) days written notice to the Contractor mailed or delivered to the last known address of the Contractor, (i) to perform and furnish through itself or through others any such labor or materials for the Work and to deduct the cost thereof from any monies due or to become due to the Contractor under the Contract, and/or (ii) to terminate the engagement of the Contractor for all or any portion of the Work, enter upon the premises and take possession, for the purpose of completing the Work, of all materials, and to employ any person or persons to complete the Work and provide all the labor, services, materials, equipment and other items reasonably required.
ARTICLE 9   CONTRACTOR
§ 9.1 Review of Contract Documents and Field Conditions by Contractor
§ 9.1.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.
§ 9.1.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 8.1.2, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Owner’s Representative any errors, inconsistencies, or omissions discovered by or made known to the Contractor as a request for information in such form as the Owner’s Representative may require. It is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents.
§ 9.1.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Owner’s Representative any nonconformity discovered by or made known to the Contractor as a request for information in such form as the Owner’s Representative may require.
§ 9.1.4 Concealed or Unknown Conditions. If the Contractor encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist in the jurisdiction in which the Project is located and generally recognized as inherent in construction activities of the character provided for in

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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the Contract Documents, the Contractor shall promptly provide written notice to the Owner and the Owner’s Representative before conditions are disturbed and in no event later than 7 days after first observance of the conditions.
§ 9.1.5 All dimensions and conditions shown of existing work and dimensions required for Work that is to connect with same such existing work must be verified by the Contractor by actual measurements and observation of the existing work before ordering, fabricating, or installing materials.
§ 9.2 Supervision and Construction Procedures
§ 9.2.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences, and procedures, and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters.
§ 9.2.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors. It is understood and agreed that the relationship of Contractor to Owner shall be that of an independent contractor. Nothing contained herein or inferable under these Contract Documents shall be deemed or construed to (1) make the Contractor an agent, servant or employee of the Owner, or (2) create any partnership, joint venture, or other association between the Owner and Contractor.
§ 9.3 Labor and Materials
§ 9.3.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.
§ 9.3.2 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.
§ 9.3.3 The Contractor may make a substitution only with the consent of the Owner, after evaluation by the Owner’s Representative and in accordance with a Modification.
§ 9.3.4 Contractor shall direct and control Subcontractors and be responsible for correlation of their Work with that of others on the job and shall employ qualified, first class workmen who will work in harmony with the other trades and crafts at the site of the Work and/or adjacent thereto. Contractor shall not knowingly employ persons, means, materials or equipment which may cause strikes, work stoppages or any disturbances by workmen employed by the Contractor, or the Owner or other contractors or Subcontractors on or in connection with the Work or the Project or the location thereof.
§ 9.4 Warranty
The Contractor warrants to the Owner and Owner’s Representative that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise and will provide a general [***] workmanship warranty for the Work from the Substantial Completion Date under which repairs will be made at no cost to the Owner. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse by Owner and/or third parties outside of Contractor’s reasonable control, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage. All other warranties required by the Contract Documents shall be issued in the name of the Owner, or shall be transferable to the Owner, and shall commence in accordance with Section 15.6.3. This warranty is not the sole and/or exclusive remedy available to the Owner under the Contract Documents or otherwise and in no way relieves Contractor of liability for latent defects or for Work which is defective.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 9.4.1 As a condition of Final Payment Contractor shall assign all Subcontractors’, suppliers’, material and/or manufacturers’ warranties and guarantees to the Owner for any and all Work installed and/or performed by the Contractor on the Project.
§ 9.5 Taxes
The Contractor shall pay sales, consumer, use, and other similar taxes that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.
§ 9.6 Permits, Fees, Notices, and Compliance with Laws
§ 9.6.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as other permits, fees, licenses, and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded.
§ 9.6.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations including, but not limited to, any and all applicable immigration, environmental and safety laws and regulations, and lawful orders of public authorities applicable to performance of the Work. If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.
§ 9.6.3 If the Contractor observes that portions of the Contract Documents are at variance with applicable laws, statutes, ordinances, building codes, and rules and regulations governing the Work, the Contractor shall promptly notify the Owner of the variance in writing, as a request for information in such form as the Owner’s Representative may require, so that necessary changes in the Contract Documents shall be accomplished by appropriate Modification.
§ 9.6.4 Contractor has been advised that the property may be subject to building rules and regulations governing alterations, maintenance and repairs, and which will be applicable to Contractor’s Work under this Agreement. Contractor shall arrange its work activities and operations to comply with the applicable building rules and regulations. In the event Contractor reasonably believes it is unable to comply with any of the building rules and regulations, Contractor shall timely notify Owner in writing of the specific rule or regulation for which compliance is not feasible, specify the reason, and suggest a reasonable alternative to the Owner.
§ 9.7 Allowances
The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. The Owner shall select materials and equipment under allowances with reasonable promptness. Allowance amounts shall include the costs to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts. Contractor’s costs for unloading, storing and handling at the site, labor, installation, overhead, profit, and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowance. Whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. In the event the costs are anticipated to exceed the allowance amount, Contractor shall use its best efforts to timely notify Owner and Owner’s Representative in writing of same before incurring the associated costs in order to facilitate consideration of cost-saving alternatives. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances, and (2) Contractors applicable overhead and profit.
§ 9.8 Contractor’s Construction Schedules
§ 9.8.1 The Contractor, promptly after being awarded the Contract, shall submit for the Owner’s information and approval a revised Contractor’s construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.
§ 9.8.2 The Contractor shall perform the Work in general accordance with the most recent schedule submitted to and approved by the Owner and/or Owner’s Representative.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 9.8.3 The Contractor shall complete the several portions and the whole of the Work at or before the time or times stated, as required, in accordance with the progress schedule as approved by the Owner. The Contractor shall furnish, at all times, sufficient skilled workmen, materials, supervision and equipment to perform the Work in accordance with the Contract Documents so as not to delay the completion of the whole or any part of the Work or of the Project.
.1The Owner, if it deems necessary, may direct the Contractor to work overtime and if so directed, the Contractor shall work said overtime and, provided that the Contractor is not in default under any of the terms or provisions of this Agreement or if the necessity for working overtime is not otherwise the fault of the Contractor, the Owner will pay the Contractor for such actual additional wages paid, if any, at rates which have been approved by the Owner, plus taxes and fees imposed by law on such additional wages if required to be paid by the Contractor. Contractor shall be entitled to no other compensation as a result of Owner’s direction to work overtime.
.2If, however, the progress of the Work or of the Project is delayed by any fault or neglect or act or failure to act of the Contractor or any of its officers, agents, servants or employees, then the Contractor shall, at Owner’s direction if Owner deems it necessary, and at Contractor’s own cost and expense, work such overtime as may be necessary to make up for all time lost with no increase in the Contract Sum to the Owner and to avoid delay in the completion of the Work and of the Project.
§ 9.9 Submittals
§ 9.9.1 The Contractor shall review for compliance with the Contract Documents and submit to the Owner’s Representative Shop Drawings, Product Data, Samples, and similar submittals required by the Contract Documents in coordination with the Contractor’s construction schedule and in such sequence as to allow the Owner’s Representative reasonable time for review. By submitting Shop Drawings, Product Data, Samples, and similar submittals, the Contractor represents to the Owner that the Contractor has (1) reviewed and approved them; (2) determined and verified materials, field measurements, and field construction criteria related thereto, or will do so; and (3) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents. The Work shall be in accordance with approved submittals.
§ 9.9.2 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents.
§ 9.9.3 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents or unless the Contractor needs to provide such services in order to carry out the Contractor's own responsibilities. If professional design services or certifications by a design professional are specifically required, the Owner will specify the performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by an appropriately licensed design professional. If no criteria are specified, the design shall comply with applicable codes and ordinances. Each Party shall be entitled to rely upon the information provided by the other Party. The Owner’s Representative will review and approve or take other appropriate action on submittals for the limited purpose of checking for conformance with information provided and the design concept expressed in the Contract Documents. The Owner’s Representative’s review of Shop Drawings, Product Data, Samples, and similar submittals shall be for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. In performing such review, the Owner’s Representative will approve, or take other appropriate action upon, the Contractor’s Shop Drawings, Product Data, Samples, and similar submittals.
§ 9.10 Use of Site
The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.
§ 9.11 Cutting and Patching
The Contractor shall be responsible for cutting, fitting, or patching required to complete the Work or to make its parts fit together properly.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 9.12 Cleaning Up
The Contractor shall keep the premises and surrounding area free from accumulation of waste materials and rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor’s tools, construction equipment, machinery, and surplus material from and about the Project. The Contractor shall be responsible to repair any damage caused by Contractor to the existing building, adjacent property or other portions of the Project site that is not included within the Contractor’s scope of Work at no additional cost to the Owner to the extent such damage is caused by the Contractor’s negligence.
§ 9.13 Access to Work
The Contractor shall provide the Owner and/or Owner’s Representative with access to the Work in preparation and progress wherever located.
§ 9.14 Royalties, Patents and Copyrights
The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Owner’s Representative harmless from loss on account thereof, but shall not be responsible for defense or loss when a particular design, process, or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Owner’s Representative. However, if an infringement of a copyright or patent is discovered by, or made known to, the Contractor, the Contractor shall be responsible for the loss unless the information is promptly furnished to the Owner’s Representative.
§ 9.15 Indemnification
§ 9.15.1 To the fullest extent permitted by law, the Contractor shall defend, indemnify and hold harmless the Owner, Owner’s affiliates, Owner’s Representative, and their consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss, or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 9.15.1.
§ 9.15.2 In claims against any person or entity indemnified under this Section 9.15 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, the indemnification obligation under Section 9.15.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.
§ 9.15.3 In addition to the general indemnification obligations under Subparagraph 9.15.1, Contractor, at Contractor’s cost, shall protect, defend, hold harmless and indemnify Owner (and Landlord and Lender as applicable) from and against any and all claims, demands, actions, liabilities, liens, damages, losses, costs and expenses resulting from or in any manner arising out of or in connection with any liens or mechanics’ liens noticed, claimed, filed, asserted or otherwise brought against Owner or the Project by any person or entity providing labor and/or materials to Contractor or any Subcontractor or any lower-tier Subcontractor, material supplier of Contractor. In addition, Contractor shall, upon written notice from the Owner, and within [***] ([***]) days of the date of said notice, post cash, bond or other court-approved security to discharge of record or satisfy any and all such lien claims or notices, provided Owner has paid Contractor all amounts due and owing under the Contract Documents.
§ 9.16 Design-Build and/or Delegated Design Services
§ 9.16.1 The Owner and Contractor have previously executed an Owner-Consultant Agreement dated as of August 25, 2025, attached to this Agreement as Exhibit C, under which the Contractor agreed to provide the design of the Work in accordance with the requirements of the Contract Documents, and which design obligations are incorporated by reference into this Agreement. Under said consulting agreement, the Contractor has agreed to engage architects, engineers and/or other consultants or professionals as necessary for the design of the Work to be constructed under the Contract Documents,

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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including the preparation of all required drawings, specifications, plans, reports, and other design documentation for the Work, setting forth in detail the requirements for the construction of the Work under this Agreement ("Design Documents"). The Design Documents provided under said consulting agreement shall be sealed by design professionals licensed in the jurisdiction where the Project is located, and sufficiently detailed in order to obtain any necessary permits or approvals by any governmental authority with jurisdiction over the Project.
§ 9.16.2 The Contractor shall be responsible for all obligations of and to the design professional and shall pay for the services of any such design professionals, which costs are included in the Contract Sum. Nothing in this Agreement will be construed as altering the payment terms or relationship between the Contractor and its Subcontractors, consultants and suppliers. However, the Owner shall be identified as an intended third-party beneficiary in and to all agreements between the Contractor and any design professional including, without limitation, any architects, engineers and other design professionals. Nothing in this Agreement shall create any contractual obligation from the Owner to any design professionals not hired directly by the Owner.
§ 9.16.3 The Contractor warrants to Owner the sufficiency and completeness of all design services performed by and retained design professionals and that all Design Documents furnished or provided shall meet applicable professional standards of care and shall be free from errors and omissions. Approval or acceptance of any Design Documents by Owner shall not in any way reduce the Contractor’s standard of care or release the Contractor from any duty, responsibility or liability, it being understood that Owner is relying upon the skill and knowledge of the retained design professionals to meet the design requirements for similar projects in the general locale of the Project Site in performing the design phase services.
Contractor further represents and warrants that its retained design professionals will perform all professional services utilizing the standard of care and diligence applicable to design professionals performing the same or similar duties on projects of the same or similar nature. Contractor also warrants that in the event it is determined that any of its design professionals retained to provide design services on the Project, deviated from this standard and duty of care:
.1The retained design professional shall be required re-perform those design services and/or re-draw the applicable Instruments of Service as soon as practicable as to the affected portion of the Project at no additional cost to Owner;
.2In the event that the design professional’s deviation from the standard of care results in the need to remove and/or reconstruct any portion of the construction Work in accordance with the Design Documents, then such deviations from the standard and duty of care may be submitted by Owner to any insurer furnishing errors and omissions coverage covering the Project for possible insurance coverage, but Contractor and any retained design professionals shall remain responsible for the cost of such removal and reconstruction Work not covered by insurance, including any deductibles or self-insured retentions, and shall not delay performing such removal or reconstruction Work pending a determination on insurance coverage; and
.3The Owner shall be permitted to offset against any then pending or future payment applications, any and all amounts for the reasonable cost of any removal and reconstruction Work not covered by insurance (including any deductibles or self-insured retentions) and/or third-party property damage or personal injury claims. In the event pending or future payment applications are insufficient to cover the cost of such remedial measures, Contractor shall pay such costs to the Owner upon the written demand of the Owner.
Should any portion of the Work be damaged or defective due to an error or omission in the Design Documents, including errors or omissions in any plans, drawings, specifications, and other construction document materials prepared or furnished by Contractor, then Contractor shall correct any such damage or defect at no additional cost to the Owner within a reasonable period of time.
ARTICLE 10   ADMINISTRATION OF THE CONTRACT
§ 10.1 The Owner’s Representative will provide administration of the Contract as described in the Contract Documents during construction, until the date the Owner’s Representative issues the final Certificate for Payment.
§ 10.2 Intentionally Deleted.
§ 10.3 The Owner’s Representative may visit the site at intervals appropriate to the stage of the construction to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general, if the

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Owner’s Representative will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Owner’s Representative will not have control over, charge of, or responsibility for the construction means, methods, techniques, sequences, or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents.
§ 10.4 The Owner’s Representative will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Owner’s Representative will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.
§ 10.5 Based on the Owner’s Representative’s evaluations of the Work and of the Contractor’s Applications for Payment, the Owner’s Representative will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.
§ 10.6 The Owner’s Representative has authority to reject Work that does not conform to the Contract Documents and to require inspection or testing of the Work.
§ 10.7 The Owner’s Representative will review and approve or take other appropriate action upon, the Contractor’s submittals such as Shop Drawings, Product Data, and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.
§ 10.8 The Owner’s Representative will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Owner’s Representative will make initial decisions on all claims, disputes, and other matters in question between the Owner and Contractor.
§ 10.9 Intentionally Deleted.
ARTICLE 11   SUBCONTRACTORS
§ 11.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site.
§ 11.2 Unless otherwise stated in the Contract Documents, the Contractor, as soon as practicable after award of the Contract, shall notify the Owner and/or Owner’s Representative of the Subcontractors or suppliers proposed for each of the principal portions of the Work. The Contractor shall not contract with any Subcontractor or supplier to whom the Owner or Owner’s Representative has made reasonable written objection within ten days after receipt of the Contractor’s list of Subcontractors and suppliers. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.
§ 11.3 Contracts between the Contractor and Subcontractors shall (1) require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by the terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work, which the Contractor, by the Contract Documents, assumes toward the Owner and Owner’s Representative, and (2) allow the Subcontractor the benefit of all rights, remedies and redress against the Contractor that the Contractor, by these Contract Documents, has against the Owner.
§ 11.4 All subcontracts shall be in writing. Upon request of the Owner, Contractor shall furnish a copy of any Subcontractor or supplier agreement to ensure compliance with the requirements of this Agreement.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 11.5 Contractor shall be responsible for supervising the Work of its Subcontractors and ensuring that the Subcontractor’s Work complies with the Drawings, Specifications, approved shop drawings and submittals, and any other Contract Documents.
§ 11.6 Contingent Assignment of Subcontracts
Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that
.1assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 20.2 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor in writing; and
.2assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.
When the Owner accepts the assignment of a subcontract agreement, the Owner assumes the Contractor’s rights and obligations under the subcontract for those obligations of the Contractor that accrue subsequent to the Owner’s exercise of any rights under the conditional assignment and for payments not yet made to the Subcontractor for work performed by the Subcontractor after the Owner’s acceptance of the conditional assignment.
ARTICLE 12   CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
§ 12.1 The term “Separate Contractor(s)” shall mean other contractors retained by the Owner under separate agreements. The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and with Separate Contractors retained under Conditions of the Contract substantially similar to those of this Contract, including those provisions of the Conditions of the Contract related to insurance and waiver of subrogation.
§ 12.2 The Contractor shall afford the Owner and Separate Contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s activities with theirs as required by the Contract Documents.
§ 12.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a Separate Contractor because of delays, improperly timed activities, or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work, or defective construction of a Separate Contractor.
ARTICLE 13   CHANGES IN THE WORK
§ 13.1 By appropriate Modification, changes in the Work may be accomplished after execution of the Contract. The Owner, without invalidating the Contract, may order changes in the Work within the general scope of the Contract consisting of additions, deletions, or other revisions, with the Contract Sum and Contract Time being adjusted accordingly. Such changes in the Work shall be authorized by written Change Order signed by the Owner and Contractor, or by written Construction Change Directive signed by the Owner. Upon issuance of the Change Order or Construction Change Directive, the Contractor shall proceed promptly with such changes in the Work, unless otherwise provided in the Change Order or Construction Change Directive.
§ 13.2 Adjustments in the Contract Sum and Contract Time resulting from a change in the Work shall be determined by mutual agreement of the parties or, in the case of a Construction Change Directive signed only by the Owner, by the Contractor’s cost of labor, material, equipment, and reasonable overhead and profit, unless the parties agree on another method for determining the cost or credit. Pending final determination of the total cost of a Construction Change Directive, the Contractor may request payment for Work completed pursuant to the Construction Change Directive. The Owner’s Representative will make an interim determination of the amount of payment due for purposes of certifying the Contractor’s monthly Application for Payment. When the Owner and Contractor agree on adjustments to the Contract Sum and Contract Time arising from a Construction Change Directive, the Owner’s Representative will prepare a Change Order.
§ 13.2.1 A change in the Contract Sum or the Contract Time shall be accomplished only by written Change Order. Accordingly, no course of conduct or dealings between the parties, no oral representations, nor express or implied acceptance of alterations or additions to the Work, shall be the basis of any claim to an increase in any amounts due under the Contract Documents or a change to increase any time period otherwise provided for in the Contract Documents.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 13.2.2 Claims concerning disputes over total cost of a Construction Change Directive may not be asserted until such time as the entirety of the Work addressed by the Construction Change Directive has been completed and all data and records related to the Contractor’s performance of that Work have been provided to the Owner’s Representative for review.
§ 13.3 The Owner’s Representative will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly. If the Contractor believes that the proposed minor change in the Work will affect the Contract Sum or Contract Time, the Contractor shall notify the Owner’s Representative in writing and submit a Request for Change Order (“RFCO”).
§ 13.4 If concealed or unknown physical conditions are encountered at the site that differ materially from those indicated in the Contract Documents or from those conditions ordinarily found to exist, the Contract Sum and Contract Time shall be equitably adjusted as mutually agreed between the Owner and Contractor; provided that the Contractor provides timely written notice to the Owner promptly and before conditions are disturbed.
ARTICLE 14   TIME
§ 14.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing this Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.
§ 14.2 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.
§ 14.3 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.
§ 14.4 The date of Substantial Completion is the date certified by the Owner’s Representative in accordance with Section 15.6.3.
§ 14.5 If the Contractor is delayed at any time in the commencement or progress of the Work by (1) changes ordered in the Work; (2) by national labor disputes, fire, unusual delay in deliveries, abnormal adverse weather conditions not reasonably anticipatable, unavoidable casualties, delays caused by governmental agencies or officials (such as unanticipated delays in issuing permits or conducting inspections), or any causes beyond the Contractor’s control; or (3) by other causes that the Contractor asserts entitles it to an extension of time and/or additional compensation, Contractor shall submit a written RFCO for an extension of time or additional compensation to the Owner’s Representative specifying the basis for the requested extension of time or amount of additional compensation, specifying the length of the requested extension of time and supplying reasonable documentation in support of the requested relief. The Contractor shall not be entitled to any such extension of time, however, unless an RFCO therefor is presented in writing to the Owner within 21 days after the commencement of the event giving rise to the claimed delay the Owner may deny the RFCO to the extent the failure to submit the RFCO timely has caused material prejudice. In the case of a continuing delay, only one RFCO is necessary. The Contractor shall provide an estimate of the probable effect of such delay on the progress of the Work. Such claims for extension or extensions of time may result in a determination by the Owner that no extension of time shall be allowed. In the event Contractor disagrees with the Owner’s determination on the issue of a time extension or requested additional compensation, Contractor may pursue its available remedies as set forth elsewhere in the Contract Documents, specifically including Article 21.
§ 14.5.1 Excusable Delays: Neither Party’s Fault: If the Contractor is delayed by circumstances beyond its control, but such delays are due to causes other than those predominantly attributable to the Owner, the Owner’s Representative, the Owner’s Separate Contractors, or the employees or consultants of any of them, then the Contractor’s sole and exclusive remedy of such delay shall be the right to a time extension for completion of the Contract, and not a claim for monetary damages.
§ 14.6 Owner-Caused Excusable Delays: The Contractor agrees to prosecute the Work continuously and diligently, and no charges for claims for monetary damages shall be made by Contractor for any delays or hindrances, except those determined to be predominantly attributable to the Owner, during the progress of any portion of the Work. Such delays or hindrances, if any, may be compensated for by an extension of time for such reasonable period as the Owner’s Representative may decide.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Time extensions will be granted only for excusable delays, such as delays without the fault or negligence of the Contractor. This provision does not preclude the Owner’s recovery of liquidated damages for Contractor-caused delay under other provisions of the Contract Documents.
§ 14.7 Contractor Caused Non-Excusable Delays: If, in the reasonable opinion of the Owner, as confirmed by the Owner’s Representative, the Contractor is responsible for any material delay in the time or sequence of the performance of the Work that is on the critical path of the construction schedule to the extent that the reasonably estimated date for Substantial Completion for the Work is reasonably determined to be beyond the deadline set forth in the Agreement, the Contractor shall, on its own initiative or at the Owner’s written directive, employ such additional forces, obtain such additional equipment, employ such additional supervision, require such overtime work and/or take other actions that may be reasonably necessary to expedite the progress of the Work to ensure timely completion thereof, but the cost of such measures shall not provide a basis for an increase in the Contract Sum.
ARTICLE 15   PAYMENTS AND COMPLETION
§ 15.1 Schedule of Values
§ 15.1.1 Where the Contract is based on a Stipulated Sum or the Cost of the Work with a Guaranteed Maximum Price pursuant to Section 3.2 or 3.4, the Contractor shall submit a schedule of values to the Owner’s Representative before the first Application for Payment, allocating the entire Stipulated Sum to the various portions of the Work. The schedule of values shall be prepared in the form, and supported by the data to substantiate its accuracy required by the Owner’s Representative. This schedule of values, once approved, shall be used as a basis for reviewing the Contractor’s Applications for Payment.
§ 15.1.2 The allocation of the Stipulated Sum or Guaranteed Maximum Price under this Section 15.1 shall not constitute a separate stipulated sum or guaranteed maximum price for each individual line item in the schedule of values.
§ 15.2 Control Estimate – Intentionally Deleted – Not Applicable to Lump Sum Contract
§ 15.3 Applications for Payment
§ 15.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Owner’s Representative an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 15.1, for completed portions of the Work. The application shall be notarized, if required; be supported by all data substantiating the Contractor’s right to payment that the Owner may require; shall reflect retainage if provided for in the Contract Documents; and include any revised cost control information required by Section 15.2.4. Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or supplier, unless such Work has been performed by others whom the Contractor intends to pay.
§ 15.3.2 With each Application for Payment where all or a portion of the Contract Sum, including any Work performed under a Change Order that is based upon the Cost of the Work, or the Cost of the Work with a Guaranteed Maximum Price, the Contractor shall submit appropriate supporting cost documentation required by the Owner to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed progress payments already received by the Contractor plus costs incurred for the period covered by the present Application for Payment, less that portion of the progress payments attributable to the Contractor’s Fee.
§ 15.3.3 Payments shall be made on account of materials and equipment delivered and suitably stored in accordance with any stored material policies reasonably established by the Owner for the Project at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment stored, and protected from damage, off the site at a location agreed upon in writing.
§ 15.3.4 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or other encumbrances adverse to the Owner’s interests.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 15.3.5 Lien Waivers. Each progress payment application shall be accompanied by Contractor’s executed partial lien waiver, along with executed Subcontractor and supplier lien waivers for each Subcontractor and supplier that has billings in excess of $[***] on the Project and whose goods or services are included in the progress Application for Payment in a format that is reasonably acceptable to the Owner. Similarly, Contractor’s final payment application shall be accompanied by an executed Contractor’s final waiver of liens on behalf of itself and every Subcontractor and supplier who supplied goods, services or materials whose aggregate value exceeded $[***] in a format that is reasonably acceptable to the Owner. Conditional lien waivers may be initially submitted, but shall be followed by unconditional lien waivers once payment is received. Upon Owner’s request, Contractor shall provide an affidavit to support its final payment application verifying that Contractor knows of no unpaid material suppliers.
§ 15.4 Certificates for Payment
§ 15.4.1 The Owner’s Representative will, within [***] days after receipt of the Contractor’s Application for Payment, either issue a Certificate for Payment, with a copy to the Contractor, for such amount as the Owner’s Representative determines is properly due, or notify the Contractor of the Owner’s Representative’s reasons for withholding certification in whole or in part as provided in Section 15.4.3.
§ 15.4.2 The issuance of a Certificate for Payment will be based on the Owner’s Representative’s evaluations of the Work and the data in the Application for Payment, and an assessment of whether the Work has progressed to the point indicated, the quality of the Work is in accordance with the Contract Documents, and the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Owner’s Representative has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work; (2) reviewed construction means, methods, techniques, sequences, or procedures; (3) reviewed copies of requisitions received from Subcontractors and suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment; or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.
§ 15.4.3 The Owner’s Representative may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Owner’s Representative’s opinion the conditions for and basis for payment have not been established. If the Owner’s Representative is unable to certify payment in the amount of the Application, the Owner’s Representative will notify the Contractor and Owner as provided in Section 15.4.1. If the Contractor and the Owner’s Representative cannot agree on a revised amount, the Owner’s Representative will promptly issue a Certificate for Payment for the amount for which the Owner’s Representative is able to make such representations to the Owner. The Owner’s Representative may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Owner’s Representative’s opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 9.2.2, because of
.1defective Work not remedied;
.2third-party claims filed or reasonable evidence indicating probable filing of such claims, including claims made by Contractor’s Subcontractors and/or material and equipment suppliers, unless security acceptable to the Owner is provided by the Contractor;
.3failure of the Contractor to make payments properly to Subcontractors or suppliers for labor, materials or equipment;
.4reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
.5damage to, filing of a claim against, or reasonable evidence indicating probable filing of a claim against the Owner or a Separate Contractor;
.6reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
.7repeated failure to carry out the Work in accordance with the Contract Documents.
§ 15.4.4 If the Contractor disputes the Owner’s Representative’s decision regarding a Certificate for Payment under Section 15.4.3, in whole or in part, the Contractor may submit a Claim in accordance with Article 21.
§ 15.5 Progress Payments
§ 15.5.1 The Contractor shall pay each Subcontractor, no later than [***] days after receipt of payment from the Owner, the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to sub-subcontractors in a similar manner.
§ 15.5.2 Neither the Owner nor Owner’s Representative shall have an obligation to pay or see to the payment of money to a Subcontractor or supplier except as may otherwise be required by law.
§ 15.5.3 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.
§ 15.5.4 Provided the Owner has fulfilled its payment obligations under the Contract Documents, the Contractor shall defend and indemnify the Owner from all loss, liability, damage or expense, including reasonable attorney’s fees and litigation expenses, arising out of any lien claim or other claim for payment by any Subcontractor or supplier of any tier. Upon receipt of notice of a lien claim or other claim for payment, the Owner shall notify the Contractor. If approved by the applicable court, when required, the Contractor may substitute a surety bond for the property against which the lien or other claim for payment has been asserted.
§ 15.5.5 If the Owner should learn that Contractor has failed to pay Subcontractors or material suppliers for amounts included in prior Applications for Payment, Owner may request in writing that Contactor provide a justification for the non-payment to the Subcontractors or material suppliers. If Contractor fails to provide the Owner with an adequate justification for the non-payment in the Owner’s good faith judgment and/or fails to set forth an adequate resolution that will ensure the avoidance of liens or the stoppage of work by the affected Subcontractors or suppliers, then in addition to the remedies set forth in Subparagraph 15.4.3 above, after providing written notice to Contractor, the Owner shall have the right, but not the obligation, in its discretion, to make payments via the issuance of two-party checks to said Subcontractors and/or material suppliers in order to maintain the progress of the Project and to set off such payments against amounts that might otherwise be due to Contractor under this Agreement.
§ 15.6 Substantial Completion
§ 15.6.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use. The Work is not suitable for Substantial Completion review until (i) all designated or required governmental inspections and certifications have been made and received, including any required permits and licenses necessary for the Work; and (ii) the only remaining Work is minor in nature, so that the Owner can occupy the facility or portion of the facility and the completion of the Work by the Contractor will not materially interfere or hamper the Owner’s normal operation.
§ 15.6.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Owner’s Representative a comprehensive list of items to be completed or corrected prior to Final Payment. The Contractor shall proceed promptly to complete and correct items on such list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.
§ 15.6.3 Upon receipt of the Contractor’s list, the Owner’s Representative will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner’s Representative’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Owner’s Representative. In such case, the Contractor shall then submit a request for another inspection by the Owner’s Representative to determine Substantial Completion. When the Owner’s Representative determines that the Work or designated portion thereof is substantially complete, the Owner’s Representative will issue a Certificate of Substantial Completion which shall establish the date of Substantial Completion; establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 15.6.4 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in the Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to the Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.
§ 15.7 Final Completion and Final Payment
§ 15.7.1 Upon receipt of the Contractor’s notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner’s Representative will promptly make such inspection and, when the Owner’s Representative finds the Work acceptable under the Contract Documents and the Contract fully performed, the Owner’s Representative will promptly issue a final Certificate for Payment stating that to the best of the Owner’s Representative’s knowledge, information and belief, and on the basis of the Owner’s Representative’s on-site visits and inspections, the Work has been completed in accordance with the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Owner’s Representative’s final Certificate for Payment will constitute a further representation that conditions stated in Section 15.7.2 as precedent to the Contractor’s being entitled to Final Payment have been fulfilled. As a condition of final completion and Final Payment, to the extent applicable to the Work, the following shall be delivered by the Contractor to the Owner’s Representative as part of the final Application for Payment: (i) all warranties and guarantees required under or pursuant to the Contract Documents; (ii) as-built Drawings; and (iii) all operating and maintenance manuals.
§ 15.7.2 Final Payment shall not become due until the Contractor has delivered to the Owner a complete release of all liens arising out of this Contract including an executed Contractor’s final Waiver of Liens on behalf of itself and every Subcontractor and supplier who supplied goods, services or materials whose aggregate value exceeded [***] in a format that is reasonably acceptable to the Owner or receipts in full covering all labor, materials and equipment for which a lien could be filed, or a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including costs and reasonable attorneys’ fees. Upon Owner’s request, Contractor shall provide an affidavit to support its final payment application verifying that Contractor knows of no unpaid material suppliers.
§ 15.7.3 The making of Final Payment shall constitute a waiver of claims by the Owner except those arising from
.1      liens, claims, security interests or encumbrances arising out of the Contract and unsettled;
.2      failure of the Work to comply with the requirements of the Contract Documents;
.3      terms of special warranties required by the Contract Documents; or
.4      audits performed by the Owner, if permitted by the Contract Documents, after Final Payment.
§ 15.7.4 Acceptance of Final Payment by the Contractor, a Subcontractor or supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of the final Application for Payment.
ARTICLE 16   PROTECTION OF PERSONS AND PROPERTY
§ 16.1 Safety Precautions and Programs
The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Contract. If requested by the Owner, the Contractor will provide an acceptable written safety program for the Project. The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury, or loss to
.1employees on the Work and other persons who may be affected thereby;
.2the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody, or control of the Contractor, a Subcontractor, or a Sub-subcontractor; and
.3other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation, or replacement in the course of construction.
The Contractor shall comply with, and give notices required by, applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities bearing on safety of persons and property and their protection from damage, injury, or loss. The Contractor shall promptly remedy damage and loss to property caused in whole or in part by the Contractor, a Subcontractor, a sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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whose acts they may be liable and for which the Contractor is responsible under Sections 16.1.2 and 16.1.3. The Contractor may make a claim for the cost to remedy the damage or loss to the extent such damage or loss is attributable to acts or omissions of the Owner or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 9.15.
§ 16.1.1 The Contractor shall promptly report in writing to the Owner and Owner’s Representative all accidents arising out of or in connection with the Work that cause death, personal injury, or property damage, giving full details and statements of any witnesses. In addition, if death, serious personal injuries, or serious damages are caused, the accident shall be reported immediately by telephone or messenger to the Owner’s Representative.
§ 16.2 Hazardous Materials and Substances
§ 16.2.1 The Contractor is responsible for compliance with the requirements of the Contract Documents regarding hazardous materials or substances. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents, and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and notify the Owner of the condition. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor’s reasonable additional costs of shutdown, delay, and start-up.
§ 16.2.2 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, and agents and employees of any of them from and against claims, damages, losses, and expenses, including but not limited to reasonable attorneys’ fees, arising out of or resulting from performance of the Work in the affected area, if in fact, the material or substance presents the risk of bodily injury or death as described in Section 16.2.1 and has not been rendered harmless, provided that such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss, or expense is due to the fault or negligence of the party seeking indemnity.
§ 16.2.3 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.
ARTICLE 17   INSURANCE AND BONDS
§ 17.1 Contractor’s Insurance
§ 17.1.1 The Contractor shall purchase and maintain insurance of the types and limits of liability, containing the endorsements, and subject to the terms and conditions, as described in this Section 17.1 or elsewhere in the Contract Documents and having a policy holder rating of no lower than "A" and a financial rating not lower than "Class XII" in the Best’s Insurance Guide, latest addition in effect as of the date of the Contract and subsequently in effect at the time of renewal of any policies required by the Contract Documents. The Contractor shall purchase and maintain the insurance required by this Agreement from an insurance company or insurance companies lawfully authorized to issue insurance in the jurisdiction where the Project is located. The Contractor shall maintain the required insurance until the expiration of the period for correction of Work as set forth in Section 18.4, unless a different duration is stated below:
It shall be Contractor’s responsibility to ensure that Contractor’s required insurance coverages remain in force throughout the duration of this Agreement. No insurances may be canceled, materially changed or non-renewed by Contractor without at least [***] ([***]) days advance written notice to the Owner, followed by a lack of any objections by the Owner (and/or Landlord or Lender as applicable) during that [***] period.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 17.1.2 Commercial General Liability insurance for the Project written on an occurrence form with policy limits of not less than [***] ($[***]) each occurrence, [***] ($[***]) general aggregate, and [***] ($[***]) aggregate for products-completed operations hazard, providing coverage for claims including
.1damages because of bodily injury, sickness or disease, including occupational sickness or disease, and death of any person;
.2personal and advertising injury;
.3damages because of physical damage to or destruction of tangible property, including the loss of use of such property;
.4bodily injury or property damage arising out of completed operations; and
.5the Contractor’s indemnity obligations under Section 9.15.
§ 17.1.3 Automobile Liability covering vehicles owned by the Contractor and non-owned vehicles used by the Contractor, with policy limits of not less than [***] ($[***]) per accident, for bodily injury, death of any person, and property damage arising out of the ownership, maintenance, and use of those motor vehicles along with any other statutorily required automobile coverage.
§ 17.1.4 The Contractor shall also have excess or umbrella liability insurance in a minimum amount of [***] ([***]) for each occurrence/aggregate, provided such excess or umbrella insurance policies are on a “follow form” basis and result in the same or greater coverage as those required under Section 17.1.2 and 17.1.3, and in no event shall any excess or umbrella liability insurance provide narrower coverage than the primary policy. The excess policy shall not require the exhaustion of the underlying limits only through the actual payment by the underlying insurers.
§ 17.1.5 Workers’ Compensation at statutory limits.
§ 17.1.6 Employers’ Liability with policy limits not less than [***] ($[***]) each accident, [***] ($[***]) each employee, and [***] ($[***]) policy limit.
§ 17.1.7 If the Contractor, or any of its Subcontractors or consultants, is required to furnish professional services as part of the Work, the Contractor (or, as applicable, a Subcontractor or consultant providing professional services) shall procure Professional Liability insurance covering performance of the professional services, with policy limits of not less than [***] ($[***]) per claim and [***] ($[***]) in the aggregate. Contractor shall carry or require that the Subcontractors performing the relevant Work carry Products Liability insurance covering the damages that the Myrtha Pool product, as separable components of other products cause to other components or to finished products different from Myrtha Pool products with policy limits of not less than [***] ($[***]) per claim and [***] ($[***]) in the aggregate.
§ 17.1.8 If the Work involves the transport, dissemination, use, or release of pollutants, the Contractor shall procure Pollution Liability insurance, with policy limits of not less than [***] ($[***]) per claim and [***] ($[***]) in the aggregate.
§ 17.1.9 Coverage under Sections 17.1.7 and 17.1.8 may be procured through a Combined Professional Liability and Pollution Liability insurance policy, with combined policy limits of not less than [***] ($[***]) per claim and [***] ($[***]) in the aggregate.
§ 17.1.10 The Contractor shall provide certificates of insurance acceptable to the Owner evidencing compliance with the requirements in this Section 17.1 at the following times: (1) prior to commencement of the Work; (2) upon renewal or replacement of each required policy of insurance; and (3) upon the Owner’s written request. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final Application for Payment and thereafter upon renewal or replacement of such coverage until the expiration of the period required by Section 17.1.1. The certificates will show the Owner (Enhanced US LLC), the property owner (Resorts World Las Vegas LLC) and their respective parent companies, subsidiaries, joint venture partners and affiliates, and their respective officers, employees, agents, general partners, members, subsidiaries and affiliates) as additional insureds on the Contractor’s Commercial General Liability and excess or umbrella liability policy and shall provide to Owner’s Representative a copy of the endorsements to the policies evidencing same.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 17.1.11 The Contractor shall disclose to the Owner any deductible or self- insured retentions applicable to any insurance required to be provided by the Contractor.
§ 17.1.12 To the fullest extent permitted by law, the Contractor shall cause the commercial liability coverage required by this Section 17.1 to include (1) the Owner, as additional insureds for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s operations; and (2) the Owner as an additional insured for claims caused in whole or in part by the Contractor’s negligent acts or omissions for which loss occurs during completed operations. The additional insured coverage shall be primary and non-contributory to any of the Owner’s general liability insurance policies and shall apply to both ongoing and completed operations. To the extent commercially available, the additional insured coverage shall be no less than that provided by Insurance Services Office, Inc. (ISO) forms CG 20 10 07 04, CG 20 37 07 04, and, with respect to the Owner’s Representative and its Consultants, CG 20 32 07 04 (or its equivalent), where the Owner’s Representative function is performed by a third-party.
§ 17.1.13 Within [***] ([***]) business days of the date the Contractor becomes aware of an impending or actual cancellation or expiration of any insurance required by this Section 17.1, the Contractor shall provide notice to the Owner of such impending or actual cancellation or expiration. Upon receipt of notice from the Contractor, the Owner shall, unless the lapse in coverage arises from an act or omission of the Owner, have the right to stop the Work until the lapse in coverage has been cured by the procurement of replacement coverage by the Contractor. The furnishing of notice by the Contractor shall not relieve the Contractor of any contractual obligation to provide any required coverage.
§ 17.1.14 Other Insurance Provided by the Contractor
(List below any other insurance coverage to be provided by the Contractor and any applicable limits.)

Coverage	Limits
N/A
§ 17.2 Owner’s Insurance
§ 17.2.1 Owner’s Liability Insurance
The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.
§ 17.2.2 Property Insurance
§ 17.2.2.1 The Owner shall purchase and maintain, from an insurance company or insurance companies lawfully authorized to issue insurance in the jurisdiction where the Project is located, property insurance written on a builder's risk “all-risks” completed value or equivalent policy form and sufficient to cover the total value of the entire Project on a replacement cost basis. The Owner’s property insurance coverage shall be no less than the amount of the initial Contract Sum, plus the value of subsequent Modifications and labor performed or materials or equipment supplied by others. The property insurance shall be maintained until Substantial Completion and thereafter as provided in Section 17.2.2.2, unless otherwise provided in the Contract Documents or otherwise agreed in writing by the parties to this Agreement. This insurance shall include the interests of the Owner, Contractor, Subcontractors, and Sub-subcontractors in the Project as insureds. This insurance shall include the interests of mortgagees as loss payees.
§ 17.2.2.2 Unless the parties agree otherwise, upon Substantial Completion, the Owner shall continue the insurance required by Section 17.2.2.1 or, if necessary, replace the insurance policy required under Section 17.2.2.1 with property insurance written for the total value of the Project that shall remain in effect until expiration of the period for correction of the Work set forth in Section 18.4.
§ 17.2.2.3 If the insurance required by this Section 17.2.2 is subject to deductibles or self-insured retentions, except to the extent the loss was determined to be caused by the negligent conduct of the Contractor, the Owner shall be responsible for all loss not covered because of such deductibles or retentions.
§ 17.2.2.4 If the Work involves remodeling an existing structure or constructing an addition to an existing structure, the Owner shall purchase and maintain, until the expiration of the period for correction of Work as set forth in Section 18.4, “all-

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risks” property insurance, on a replacement cost basis, protecting the existing structure against direct physical loss or damage, notwithstanding the undertaking of the Work. The Owner shall be responsible for all co-insurance penalties.
§ 17.2.2.5 Prior to commencement of the Work, the Owner shall secure the insurance, and provide evidence of the coverage, required under this Section 17.2.2 and, upon the Contractor’s request, provide a copy of the property insurance policy or policies required by this Section 17.2.2. The copy of the policy or policies provided shall contain all applicable conditions, definitions, exclusions, and endorsements.
§ 17.2.2.6 Within [***] ([***]) business days of the date the Owner becomes aware of an impending or actual cancellation or expiration of any insurance required by this Section 17.2.2, the Owner shall provide notice to the Contractor of such impending or actual cancellation or expiration. Unless the lapse in coverage arises from an act or omission of the Contractor: (1) the Contractor, upon receipt of notice from the Owner, shall have the right to stop the Work until the lapse in coverage has been cured by the procurement of replacement coverage by either the Owner or the Contractor; (2) the Contract Time and Contract Sum shall be equitably adjusted; and (3) the Owner waives all rights against the Contractor, Subcontractors, and Sub-subcontractors to the extent any loss to the Owner would have been covered by the insurance had it not expired or been cancelled. If the Contractor purchases replacement coverage, the cost of the insurance shall be charged to the Owner by an appropriate Change Order. The furnishing of notice by the Owner shall not relieve the Owner of any contractual obligation to provide required insurance.
§ 17.2.2.7 Waiver of Subrogation
§ 17.2.2.7.1 The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents, and employees, each of the other; (2) Separate Contractors, if any, and any of their subcontractors, sub-subcontractors, agents, and employees, for damages caused by fire, or other causes of loss, to the extent those losses are covered by property insurance required by this Agreement or other property insurance applicable to the Project, except such rights as they have to proceeds of such insurance. The Owner or Contractor, as appropriate, shall require similar written waivers in favor of the individuals and entities identified above from the consultants, Separate Contractors, subcontractors, and sub-subcontractors. The policies of insurance purchased and maintained by each person or entity agreeing to waive claims pursuant to this Section 17.2.2.7 shall not prohibit this waiver of subrogation. This waiver of subrogation shall be effective as to a person or entity (1) even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, (2) even though that person or entity did not pay the insurance premium directly or indirectly, or (3) whether or not the person or entity had an insurable interest in the damaged property.
§ 17.2.2.7.2 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after Final Payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, to the extent permissible by such policies, the Owner waives all rights in accordance with the terms of Section 17.2.2.7.1 for damages caused by fire or other causes of loss covered by this separate property insurance.
§ 17.2.2.8 A loss insured under the Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause. The Owner shall pay the Contractor its just share of insurance proceeds received by the Owner, and by appropriate agreements, written where legally required for validity, the Contractor shall make payments to their consultants and Subcontractors in similar manner.
§ 17.2.3 Other Insurance Provided by the Owner
(List below any other insurance coverage to be provided by the Owner and any applicable limits.)

Coverage	Limits
N/A

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 17.3 Performance Bond and Payment Bond
§ 17.3.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in the Contract Documents on the date of execution of the Contract.
§ 17.3.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.
§ 17.4 Subcontractors’ Insurance
Insurance shall be provided by or on behalf of all Subcontractors to cover their operations performed under the Contract; provided, however, that the limits of such insurance may be adjusted in accordance with the nature of each Subcontractor’s operations and, in each case, Certificates of Insurance from such Subcontractors must be submitted to Owner for approval before any Work commences under the subcontract agreement in question. Contractor will be held responsible for any modification in the insurance requirements specified in this Article 17 as they apply to Subcontractors. Contractor shall maintain Certificates of Insurance from all Subcontractors enumerating, among other things, the waivers in favor of, and insured status of, the indemnified parties, as required herein, and shall provide to Owner a copy of each Certificate of Insurance from each Subcontractor before that Subcontractor or consultant is permitted to begin Work on the Project.
ARTICLE 18   CORRECTION OF WORK
§ 18.1 The Contractor shall promptly correct Work rejected by the Owner’s Representative or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed, or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense, unless compensable under Section A.1.7.3 in Exhibit A, Determination of the Cost of the Work.
§ 18.2 In addition to the Contractor’s obligations under Section 9.4, if, within [***] after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 15.6.3, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the [***]-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty.
§ 18.3 If the Contractor fails to correct nonconforming Work or provide an acceptable plan to the Owner within a reasonable time, the Owner may correct it in accordance with Section 8.3.
§ 18.4 The [***]-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.
§ 18.5 The [***]-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Article 18.
ARTICLE 19   MISCELLANEOUS PROVISIONS
§ 19.1 Assignment of Contract
The Contractor shall not assign the Contract without written consent of the Owner. The Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project if the lender assumes the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 19.2 Governing Law
The Contract shall be governed by the law of the place where the Project is located, excluding that jurisdiction’s choice of law rules. If the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 21.6.
§ 19.3 Tests and Inspections
Tests, inspections, and approvals of portions of the Work required by the Contract Documents or by applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections, and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections, and approvals. The Contractor shall give the Owner’s Representative timely notice of when and where tests and inspections are to be made so that the Owner’s Representative may be present for such procedures. The Owner shall bear costs of tests, inspections, or approvals that do not become requirements until after bids are received or negotiations concluded. The Owner shall directly arrange and pay for tests, inspections, or approvals where building codes or applicable laws or regulations so require.
§ 19.4 The Owner’s representative:
(Name, address, email address and other information)
[***]
[***]
E-mail: [***]
§ 19.5 The Contractor’s representative:
(Name, address, email address and other information)
[***]
[***]
E-mail: [***]
§ 19.6 Neither the Owner’s nor the Contractor’s representative shall be changed without [***] prior notice to the other party.
§ 19.7 Audit Rights
The Owner reserves the right to access the books and records of the Contractor, specifically related to the scope of work at this specific Project for any Work performed on a Cost of the Work basis, as it deems necessary for purposes of auditing. Such audit reviews will be done by a Public Accounting Firm selected and retained by the Owner.
ARTICLE 20   TERMINATION OF THE CONTRACT
§ 20.1 Termination by the Contractor
If the Owner’s Representative fails to certify payment as provided in Section 15.4.1 for a period of [***] through no fault of the Contractor, or if the Owner fails to make payment without adequate justification as provided in Section 4.1.3 for a period of [***] days, the Contractor may, upon [***] additional days’ notice to the Owner, and if Owner has not contested or otherwise begun the process of remedying the unexcused failure of payment, , terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit, costs incurred by reason of such termination, and damages.
§ 20.2 Termination by the Owner for Cause
§ 20.2.1 The Owner may terminate the Contract if the Contractor
.1repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
.2fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;
.3repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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.4files or records or allows anyone claiming by, through or under the Contractor to file or record, a lien or other claim against the Owner or the property that is the subject of the Project without removing and discharging the same (by bond or otherwise) as required under the Contract, provided that the Owner has paid the Contractor all amounts due and owing under the Contract Documents; or
.5otherwise is guilty of substantial breach of a provision of the Contract Documents.
§ 20.2.2 When any of the reasons described in Section 20.2.1 exists, the Owner, upon certification by the Owner’s Representative that sufficient cause exists to justify such action, may, without prejudice to any other remedy the Owner may have and after giving the Contractor seven days’ notice, terminate the Contract and take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor, accept assignment of subcontracts pursuant to Section 11.7, and may finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.
§ 20.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 20.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.
§ 20.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Owner’s Representative’s services and expenses made necessary thereby (if the Owner’s Representative’s role is performed by a third-party), and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Owner’s Representative, upon application, and this obligation for payment shall survive termination of the Contract.
§ 20.3 Termination by the Owner for Convenience
The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause. The Owner shall pay the Contractor for Work executed; and reasonable costs incurred by reason of such termination, including costs attributable to termination of Subcontracts (such as cancellation charges and other expenses due to Subcontractors and suppliers).
(Insert the amount of or method for determining the fee payable to the Contractor by the Owner following a termination for the Owner’s convenience, if any.)
N/A
ARTICLE 21   CLAIMS AND DISPUTES
§ 21.1 Claims, disputes, and other matters in question arising out of or relating to this Contract, including those alleging an error or omission by the Architect or design professionals retained by Contractor, but excluding those arising under Section 16.2, shall be referred initially to the Owner’s Representative for decision. Such matters, except those waived as provided for in Section 21.11 and Sections 15.7.3 and 15.7.4, shall, after initial decision by the Owner’s Representative or [***] days after submission of the matter to the Owner’s Representative, be subject to mediation as a condition precedent to binding dispute resolution.
§ 21.2 Notice of Claims
§ 21.2.1 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered prior to expiration of the period for correction of the Work set forth in Section 18.2, shall be initiated by notice to the Owner’s Representative within 21 days after occurrence of the event giving rise to such Claim or within [***] days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Written notice to the Owner in accordance with Section 21.2 is a condition precedent to any Claim by Contractor and the Contractor’s failure to timely and properly provide such written notice will provide a basis for denial of Contractor’s Claim.
§ 21.2.2 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered after expiration of the period for correction of the Work set forth in Section 18.2, shall be initiated by notice to the other party.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 21.3 Time Limits on Claims
The Owner and Contractor shall commence all claims and causes of action against the other and arising out of or related to the Contract in accordance with the requirements of the final dispute resolution method selected in this Agreement whether in contract, tort, breach of warranty, or otherwise, within the period specified by applicable law, but in any case not more than [***] years after the date of Substantial Completion of the Work. The Owner and Contractor waive all claims and causes of action not commenced in accordance with this Section 21.3.
§ 21.4 If a claim, dispute or other matter in question relates to or is the subject of a mechanic’s lien, the party asserting such matter may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.
§ 21.5 Mediation. The parties shall endeavor to resolve their disputes by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with their Construction Industry Mediation Procedures in effect on the date of this Agreement. A request for mediation shall be made in writing, delivered to the other party to this Agreement, and filed with the person or entity administering the mediation. The request may be made concurrently with the binding dispute resolution but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of [***] days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is stayed pursuant to this Section, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.
§ 21.5.1 All negotiations, discussions and communications pursuant to Sections 21.5 and 21.6 shall be deemed confidential and shall be treated as compromise and settlement negotiations for purposes of applicable evidentiary requirements.
§ 21.6 If the parties have selected arbitration as the method for binding dispute resolution in this Agreement, any claim, subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association, in accordance with the Construction Industry Arbitration Rules in effect on the date of this Agreement. Demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The arbitration shall be conducted by an arbitrator or panel of arbitrators comprised of attorneys with not less than [***] ([***]) years’ experience in real estate development or construction matters. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.
§ 21.7 Subject to the rules of the American Arbitration Association or other applicable arbitration rules, either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation; (2) the arbitrations to be consolidated substantially involve common questions of law or fact; and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).
§ 21.8 Subject to the rules of the American Arbitration Association or other applicable arbitration rules, any party to an arbitration may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a Claim not described in the written Consent. Contractor shall require as part of any consultant agreements with design professionals that they agree to be subject to and joined in any mediation or arbitration proceedings arising out of or related to their services provided on the Project.
§ 21.9 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to this Agreement, shall be specifically enforceable under applicable law in any court having jurisdiction thereof.
§ 21.10 Continuing Contract Performance
Pending final resolution of a Claim, except as otherwise agreed in writing, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 21.11 Waiver of Claims for Consequential Damages
The Contractor and Owner waive claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes
.1damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and
.2damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.
This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 20. Nothing contained in this Section 21.11 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.
§ 21.12 Claims for Additional Cost
If the Contractor wishes to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the portion of Work for which the increase is being requested. Such notice shall provide such detail and supporting information then reasonably available to the Contractor to permit the evaluation of the Claim by the Owner and the Initial Decision Maker.
§ 21.13 Claims for Additional Time
If the Contractor wishes to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.
This Agreement entered into as of the day and year first written above.

ENHANCED US LLC	CALIFORNIA COMMERCIAL POOLS

OWNER (Signature)	CONTRACTOR (Signature)
Maximilian Martin, CEO	Brett Smith, Vice President
(Printed name and title)	(Printed name and title)

AIA Document A104 – 2017 (formerly A107™ – 2007). Copyright © 1936, 1951, 1958, 1961, 1963, 1966, 1970, 1974, 1978, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 12:17:47 EDT on 10/11/2025 under Subscription No.20240078754 which expires on , is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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